Exhibit 4.1

COMMON STOCK
PAR VALUE $1.00
NUMBER
S
SHARES
SYNOVUS®
FINANCIAL CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA
THIS CERTIFIES THAT
CUSIP 87161C 50 1
SEE REVERSE FOR CERTAIN DEFINITIONS
IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
Synovus Financial Corp. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
DATED
PRESIDENT AND CHIEF EXECUTIVE OFFICER
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York. NY)
TRANSFER AGENT AND REGISTRAR
BY:
GENERAL COUNSEL/SECRETARY
AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM
-as tenants in common
UNIF GIFT MIN ACT-
Custodian
TEN ENT JT TEN
-as tenants by the entireties -as joint tenants with right of
(Cust) (Minor) under Uniform Gifts to Minors
survivorship and not as tenants in common
Act (State)
Additional abbreviations may also be used though not in the above list.
For the value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney so transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated,
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER
SIGNATURE(S) GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
This certificate also evidences certain Rights as set forth in a Shareholder Rights Plan between Synovus Financial Corp. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of April 26, 2010, and as amended from time to time (the “Rights Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Plan without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Plan, such Rights may be evidenced by separate certificates instead of by this certificate and may be redeemed or exchanged or may expire. As set forth in the Rights Plan, Rights issued or transferred to, or Beneficially Owned by, any Person who is, was or becomes an Acquiring Person (as such terms are defined in the Rights Plan), whether currently Beneficially Owned by or on behalf of such Person or by any subsequent holder, may be null and void. Rights are also subject to additional restrictions on transfer as set forth in the Rights Plan.